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                                                                    Exhibit 21.1

                           Subsidiaries of Registrant

                                                         Jurisdiction of Incorporation
         Name                                                  or Organization
         ----                                            -----------------------------
FSE Computer-Handel GmbH & Co. KG                                  Germany

FSE Computer-Handel Verwaltungs GmbH                               Germany

Columbus Computer Handels-und Vertriebs GmbH & Co. KG              Germany

Columbus Computer Handels-und Vertriebs-Verwaltungs GmbH           Germany

IAT AG                                                             Switzerland

IAT Deutschland GmbH Interaktive Medien Systeme                    Germany